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                                                                    EXHIBIT 23.3

ERNST & YOUNG [LOGO]             Reid Hall                 Phone: (441) 295-7000
                                 3 Reid Street             Fax:   (441) 295-5193
                                 Hamilton HM 11, Bermuda   www.ey.com/bermuda
                                 P.O. Box HM 463
                                 Hamilton HM BX, Bermuda


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of RenaissanceRe Holdings Ltd. for the registration of $250,000,000 of securities and to the incorporation by reference therein of our reports dated January 30, 2004, with respect to the consolidated financial statements and schedules of RenaissanceRe Holdings Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young

Hamilton, Bermuda
July 8, 2004